Exhibit 99.1

News Release

U-Store-It Trust Reports Operating Results for the Three Months Ended March 31, 2008

15% Increase in FFO per Share

CLEVELAND, OH — (MARKET WIRE) – May 8, 2008 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended March 31, 2008. “We are pleased to report very strong first quarter earnings. Our self-storage facilities are looking their best and our people and our systems are fully prepared heading into our prime rental season,” said Dean Jernigan, President and Chief Executive Officer of U-Store-It.

Significant highlights of the quarter include:

•                  Funds from Operations (“FFO”) of $0.24 per share for the three months ended March 31, 2008, a 14.6% increase over the $0.21 per share reported in the same period of the previous year.

•                  An increase in first quarter rental income and total revenue on the 386 same-store facilities by 6.6% and 5.0%, respectively, when compared to the three months ended March 31, 2007.

•                  An increase in first quarter net operating income (“NOI”) on the 386 same-store facilities by 4.3% when compared to the three months ended March 31, 2007.

•                  Average first quarter same-store physical occupancy (calculated on square feet) of 79.4%, a gain of 100 basis points over the first quarter of 2007.

•                  A 3.2% increase, or 1,100 additional units rented across the portfolio in the first quarter of 2008 compared to the same quarter of last year.

President and Chief Executive Officer Dean Jernigan commented, “We are very encouraged by our first quarter same-store revenue growth hitting the top-end of our expectations and our same-store net operating income growth and average physical occupancy exceeding our expectations. A second straight quarter of solid internal growth and growth in FFO per share, as well as a strong April, with net rentals up 29% from April of 2007, provides us with an excellent platform to continue to build upon throughout the balance of the year.”

Funds from Operations

FFO for the first quarter of 2008 was $14.8 million, compared to $12.9 million for the first quarter of 2007. FFO per share grew 14.6% to $0.24 per share for the first quarter of 2008, compared to $0.21 for the same quarter of last year. The Company’s first quarter of 2008 FFO was negatively impacted by approximately $0.01 per share attributable to the Company’s development asset acquired in January 2007 and the lease-up portfolio acquired in September 2007.

Operating Results

The Company reported a net loss of $4.0 million or $0.07 per share in the first quarter of 2008, compared to a net loss of $3.4 million or $0.06 per share for the quarter ended March 31, 2007.

Total revenues increased $5.4 million and property operating expenses increased $2.5 million in the first quarter of 2008, compared to the same period in 2007. Increases in total revenues and property operating expenses are attributable to the acquisition of 15 self-storage facilities for approximately $134.5 million since March 31, 2007 and increases in same-store revenues and expenses.  Depreciation expense increased $3.4 million in the first quarter of 2008 compared to the same quarter of 2007 due to additional depreciation and amortization of intangible assets attributable to the acquisition of self-storage facilities. General and administrative expenses decreased by $0.5 million in the first quarter of 2008 compared to the same period in 2007.

Interest expense increased approximately $1.0 million in the first quarter of 2008, compared to the first quarter of 2007, primarily as a result of the additional debt used to fund the acquisition of 15 facilities purchased since March 31, 2007.

The Company’s 408 owned facilities, containing 26.1 million rentable square feet, had a physical occupancy at March 31, 2008 of 78.8% (79.1% exclusive of the lease-up assets) and an average physical occupancy for the quarter ended March 31, 2008 of 78.9% (79.3% exclusive of the lease-up assets).

Same-Store Results

The Company’s same-store pool at March 31, 2008 represented 386 facilities containing approximately 24.5 million rentable square feet and representing approximately 93.7% of the aggregate rentable square feet of the Company’s 408 owned facilities. These same-store facilities represent approximately 94.6% of property net operating income for the quarter ended March 31, 2008.

The same-store average physical occupancy for the first quarter of 2008 was 79.4% compared to 78.4% for the same quarter of last year. In-place annual rent per square foot grew 1.9% to $12.16 in the first quarter of 2008 over the same quarter of last year. Same-store rental income for the first quarter of 2008 grew 6.6% over the same period in 2007. Same-store total revenues and operating expenses grew 5.0% and 6.2%, respectively, over the first quarter of 2007. Same-store net operating income grew 4.3% in the first quarter of 2008 compared to the same quarter of 2007.

Acquisition and Disposition Activity

During January 2008, we acquired a self-storage facility in Washington D.C. of approximately 63,000 square feet for $13.3 million.  This is one of our identified core growth markets and we plan to recycle a portion of our capital into these markets going forward.

During March 2008, we disposed of two facilities in Florida for aggregate proceeds of $4.6 million and recognized gains totaling $0.6 million. We do not include these gains in our $0.24 of FFO per share.

Quarterly Dividend

On February 27, 2008, the Company declared a dividend of $0.18 per share. The dividend was paid on April 22, 2008, to shareholders of record on April 7, 2008.

Second Quarter and Full Year 2008 Financial Outlook

“As a result of our strong first quarter performance, we are raising our full year guidance for FFO per share by 6% at the low-end and by 4% at the mid-point of our range. Our revised guidance for 2008 represents growth of 8% to 13% over our 2007 FFO per share,” said Christopher Marr, Chief Financial Officer. “We intend to accelerate our efforts to improve our balance sheet and create additional liquidity through both our asset disposition program, as well as exploring raising institutional capital, primarily through the joint venture format,” Mr. Marr went on to say.

The Company is revising its previously issued 2008 earnings guidance and estimates that its fully-diluted FFO per share will be between $0.93 and $0.97, and that its fully-diluted net loss per share for the period will be between $0.23 and $0.27. The Company’s estimate is based on the following key assumptions:

•                  General and administrative expenses of approximately $22.5-$23.5 million

•                  Same-store average occupancy of 82.0%-84.0%

•                  Same-store revenue growth of 4.5%-5.0%

•                  Same-store expense growth of 3.5%-4.0%

•                  Same-store net operating income growth of 4.5%-5.5%

•                  Dilution during 2008 from the 15 development/lease-up properties of approximately $0.02 to $0.03 per share

2008 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.27)	to	$(0.23)
Less: gains on sales of real estate, per share	(0.02)		(0.02)
Plus: real estate depreciation and amortization, per share	1.22		1.22
FFO per diluted share	$0.93	to	$0.97

The Company estimates that its fully-diluted FFO per share for the three months ending June 30, 2008 will be between $0.24 and $0.26, and that its fully-diluted net loss per share for the period will be between $0.04 and $0.06.

Conference Call

Management will host a conference call at 11:00 a.m. EDT on Friday, May 9, 2008, to discuss financial results for the three months ended March 31, 2008.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.ustoreit.com. The dial-in numbers are 1-800-860-2442 for domestic callers and +1 412-858-4600 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until June 30, 2008. The replay dial-in number is 1-877-344-7529 for domestic callers and +1 412-317-0088 for international callers.  The replay passcode number is 418197#.

Supplemental operating and financial data as of March 31, 2008 is available on our corporate website under the heading “Investor Relations and Corporate Information.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements.  Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by securities laws.

Contact:

U-Store-It Trust

Christopher P. Marr

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2008	2007

ASSETS
Storage facilities	$1,929,658	$1,916,396
Accumulated depreciation	(285,945)	(269,278)
	1,643,713	1,647,118
Cash and cash equivalents	5,625	4,517
Restricted cash	16,090	15,818
Loan procurement costs - net of amortization	5,648	6,108
Other assets	10,679	14,270
Total assets	$1,681,755	$1,687,831

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$235,000	$219,000
Unsecured term loan	200,000	200,000
Secured term loan	47,444	47,444
Mortgage loans and notes payable	559,609	561,057
Accounts payable, accrued expenses and other	28,537	33,623
Due to related parties	—	110
Distributions payable	11,326	11,300
Deferred revenue	11,044	10,148
Security deposits	553	548
Total liabilities	1,093,513	1,083,230

Minority interests	47,770	48,982

Commitments and contingencies

Shareholders’ Equity
Common shares $.01 par value, 200,000,000 shares authorized, 57,590,792 and 57,577,232 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	576	576
Additional paid in capital	798,734	797,940
Accumulated other comprehensive loss	(3,209)	(1,664)
Accumulated deficit	(255,629)	(241,233)
Total shareholders’ equity	540,472	555,619
Total liabilities and shareholders’ equity	$1,681,755	$1,687,831

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2008	2007
REVENUES
Rental income	$56,376	$50,306
Other property related income	3,687	4,235
Other - related party	—	117
Total revenues	60,063	54,658
OPERATING EXPENSES
Property operating expenses	25,389	22,842
Property operating expenses - related party	—	37
Depreciation	19,950	16,560
General and administrative	5,495	5,888
General and administrative - related party	—	101
Total operating expenses	50,834	45,428
OPERATING INCOME	9,229	9,230
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(13,826)	(12,826)
Loan procurement amortization expense	(471)	(445)
Interest income	59	115
Other	67	(6)
Total other expense	(14,171)	(13,162)
LOSS FROM CONTINUING OPERATIONS BERFORE MINORITY INTERESTS	(4,942)	(3,932)
MINORITY INTERESTS	397	326
LOSS FROM CONTINUING OPERATIONS	(4,545)	(3,606)
DISCONTINUED OPERATIONS
Income from operations	39	270
Gain on disposition of discontinued operations	571	—
Minority interest attributable to discontinued operations	(49)	(22)
Income from discontinued operations	561	248
NET LOSS	$(3,984)	$(3,358)

Basic and diluted loss per share from continuing operations	$(0.08)	$(0.06)
Basic and diluted earnings per share from discontinued operations	0.01	—
Basic and diluted loss per share	$(0.07)	$(0.06)

Weighted-average basic and diluted shares outstanding	57,593	57,421

Distributions declared per common share and unit	$0.18	$0.29

Same-store facility results (386 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	March 31,		Percent
	2008	2007	Change
REVENUES
Rental income	$53,087	$49,817	6.6%
Other property related income	3,536	4,104	-13.8%

Total revenues	$56,623	$53,921	5.0%

OPERATING EXPENSES
Property taxes	$7,073	$6,733	5.0%
Personnel expense	6,003	5,624	6.7%
Advertising	1,114	1,135	-1.9%
Repair and maintenance	797	589	35.3%
Utilities	2,529	2,544	-0.6%
Property insurance	805	1,090	26.1%
Other expenses	3,636	2,968	22.5%

Total operating expenses	$21,957	$20,683	6.2%

Net operating income (1)	$34,666	$33,238	4.3%

Gross margin	61.2%	61.6%

Period average occupancy (2)	79.4%	78.4%

Period end occupancy (3)	79.3%	78.6%

Total rentable square feet	24,457	24,457

Realized annual rent per occupied square foot (4)	$10.94	$10.39

In place annual rent per square foot (5)	$12.16	$11.93

Reconciliation of Same-Store Net Operating Income to Operating Income
Same-store net operating income (1)	$34,666	$33,238
Non same-store net operating income (1)	1,901	373
Indirect property overhead	(1,893)	(1,832)
Depreciation	(19,950)	(16,560)
General and administrative expense	(5,495)	(5,989)

Operating Income	$9,229	$9,230

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.

(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at March 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	In place annual rent per square foot represents annualized contractual rents per available square foot for the period.

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	March 31,
	2008	2007

Net loss	$(3,984)	$(3,358)

Add (deduct):
Real estate depreciation	19,708	16,610
Gain on sale of real estate	(571)	—
Minority interests from continuing operations	(397)	(326)
Minority interests from discontinued operations	49	22

FFO	$14,805	$12,948

Income (loss) per share - fully diluted	$(0.07)	$(0.06)
FFO per share and unit - fully diluted	$0.24	$0.21

Weighted-average diluted shares outstanding	57,610	57,412
Weighted-average diluted shares and units outstanding	62,690	62,811

Dividend per common share and unit	$0.18	$0.29
Payout ratio of FFO (Dividend per share divided by FFO per share)	76%	141%